UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________________________________
FORM 8-K
____________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2016

_____________________________________________________________

INC RESEARCH HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
_____________________________________________________________

Delaware	001-36730	27-3403111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Beechleaf Court, Suite 600 Raleigh, North Carolina	27604-1547
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 876-9300
_____________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On August 31, 2016 (the "First Amendment Effective Date"), INC Research Holdings, Inc., a Delaware corporation (the “Company”) entered into that certain First Amendment to Credit Agreement and Increase Revolving Joinder (the “First Amendment”), by and among the Company, INC Research, LLC, a Delaware limited liability company (the “Borrower”), the subsidiary guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), which amends that certain Credit Agreement, dated as of May 14, 2015 (as amended, the “Credit Agreement”), by and among the Company, the Borrower, the lenders from time to time party thereto, the other parties from time to time party thereto and the Administrative Agent.
Under the terms of the First Amendment, (i) all of the lenders agreed to extend the maturity date of with respect to all term loans and revolving loans under the Credit Agreement to August 31, 2021 and (ii) the incremental lenders party thereto agreed to provide an incremental revolving facility in an aggregate principal amount of $50,000,000 (the “First Amendment Incremental Revolving Facility”) pursuant to Section 3.16(a) of the Credit Agreement. The total revolving commitments under the Credit Agreement, after giving effect to the First Amendment Incremental Revolving Facility, is now $200,000,000.

In addition, among other changes, the terms of the First Amendment:

•
reduce the pricing applicable to all term loans and revolving loans under the Credit Agreement to (i) in the case of LIBOR loans, the LIBOR rate plus an applicable margin equal to (A) 1.25% if our secured net leverage ratio is less than 1.50x, (B) 1.50% if our secured net leverage ratio is greater than or equal to 1.50x but less than 2.25x, (C) 1.75% if our secured net leverage ratio is greater than or equal to 2.25x but less than 3.00x or (D) 2.00% if our secured net leverage ratio is greater than or equal to 3.00x or (ii) in the case of base rate loans, the base rate plus an applicable margin equal to (A) 0.25% if our secured net leverage ratio is less than 1.50x, (B) 0.50% if our secured net leverage ratio is greater than or equal to 1.50x but less than 2.25x, (C) 0.75% if our secured net leverage ratio is greater than or equal to 2.25x but less than 3.00x or (D) 1.00% if our secured net leverage ratio is greater than or equal to 3.00x;

•
reduce the amortization payments required with respect to all term loans under the Credit Agreement to 0% of the principal amount of the term loans in the first year after the First Amendment Effective Date, 5.0% in the second year after the First Amendment Effective Date, 7.5% in the third year after the First Amendment Effective Date, 7.5% in the fourth year after the First Amendment Effective Date and 10% in the fifth year after the First Amendment Effective Date;

•	increase the incremental capacity under the Credit Agreement from $150 million to $175 million (excluding the incurrence of the First Amendment Incremental Revolving Facility); and

•	add certain technical provisions with respect to the impact of European Union bail-in banking legislation on liabilities of certain non-U.S. financial institutions.

The foregoing description of the provisions of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference into this Item 1.01.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
First Amendment to Credit Agreement and Increase Revolving Joinder, dated as of August 31, 2016, by and among INC Research Holdings, Inc., a Delaware corporation, INC Research, LLC, a Delaware limited liability company, the subsidiary guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INC RESEARCH HOLDINGS, INC.

Date:	August 31, 2016	By:	/s/ Gregory S. Rush
			Name:	Gregory S. Rush
			Title:	Executive Vice President and Chief Financial Officer

4